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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): March 15, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On March 15, 2005, Eastman Kodak Company committed to a plan to close a facility that produces raw photographic paper base in Rochester, New York. This facility supplies raw paper base to North American operations that produce imaging papers. In the future, all worldwide supply of raw base paper will be procured from accredited 3rd party suppliers. These actions are expected to be complete by May 18, 2005.

In conjunction with the business exit, the Company will incur restructuring-related charges of approximately $50 million. Included in these charges are accelerated depreciation on plant equipment of $41 million (through May 18, 2005), employee severance of $3 million, and other exit costs of $6 million. In addition, the Company will record approximately $2 million in other operational charges. The severance, other exit costs and other operational charges require the outlay of cash, while the accelerated depreciation represents a non-cash charge.

This action is a part of the Company's restructuring program that was announced on January 22, 2004.



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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown,Jr.
                                             ----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  March 16, 2005